As filed with the Securities and Exchange Commission on September 27, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WATSON PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	95-3872914
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Morris Corporate Center III

400 Interpace Parkway

Parsippany, New Jersey 07054

(862) 261-7000

(Address, including ZIP Code, and telephone number, including area code, of Registrant’s principal executive offices)

David A. Buchen, Esq.

Chief Legal Officer – Global

Watson Pharmaceuticals, Inc.

Morris Corporate Center III

400 Interpace Parkway

Parsippany, New Jersey 07054

(862) 261-7000

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:

R. Scott Shean, Esq.

Wesley C. Holmes, Esq.

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626-1925

(714) 540-1235

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective on filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price per Unit/Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0033 par value(1)	(2)	(3)
Preferred Stock, no par value(1)	(2)	(3)
Debt Securities	(2)	(3)

(1)	Includes such indeterminate number of shares of common stock and preferred stock, as the case may be, as may be issued upon exercise, conversion or exchange of, as the case may be, any preferred stock or debt securities that provide for such exercise, conversion or exchange and rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable, under the terms of any such plan.
(2)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.
(3)	Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.

PROSPECTUS

WATSON PHARMACEUTICALS, INC.

Common Stock

Preferred Stock

Debt Securities

We may offer and sell the securities in any combination from time to time in one or more offerings. The debt securities and preferred stock may be convertible into or exercisable or exchangeable for our common stock, our preferred stock or our other securities. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters will be included in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “WPI.”

Investing in our securities involves risks. See “Risk Factors” on page 5 of this prospectus, any similar section contained in the applicable prospectus supplement and in our periodic reports filed with the Securities and Exchange Commission concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 27, 2012.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act of 1933, as amended). By using a shelf registration statement, we may sell any amount and combination of our common stock, preferred stock and debt securities from time to time and in one or more offerings. Each time that we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information in this prospectus described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and in any free writing prospectus we authorize. We have not authorized any other person to provide you with different information. If any person provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the prospectus supplement is accurate as of the date on its respective cover, the information appearing in any free writing prospectus we authorize is accurate as of its date and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, properties, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Watson,” “we,” “our” and “us” in this prospectus, we mean Watson Pharmaceuticals, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.watson.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the terms of the offered securities and related matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.

Our common stock is listed on the NYSE where reports, proxy statements and other information concerning us can also be inspected. The offices of the NYSE are located at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as “the Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC.

•	Our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 16, 2012 (the “2011 Annual Report”);

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012 filed with the SEC on May 3, 2012 and for the quarter ended June 30, 2012, filed with the SEC on July 26, 2012;

•	Our Current Reports on Form 8-K, filed with the SEC on January 19, 2012, January 26, 2012, April 30, 2012, May 14, 2012, May 23, 2012 and June 26, 2012;

•	Exhibits 99.1 and 99.2 attached to the registration statement of which this prospectus is a part;

•	The portions of our definitive proxy statement on Schedule 14A filed with the SEC on March 30, 2012 incorporated by reference in the 2011 Annual Report; and

•	The description of our Common Stock contained on Form 8-A filed with the SEC on August 22, 1997, including any amendment or report filed for the purpose of updating that description.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Secretary

Watson Pharmaceuticals, Inc.

Morris Corporate Center III

400 Interpace Parkway

Parsippany, New Jersey 07054

(862) 261-7000

Exhibits to the filings will not be sent unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements made in this prospectus, any accompanying prospectus supplement and the information incorporated herein and therein by reference may contain “forward-looking” statements. We have based our forward-looking statements on management’s beliefs and assumptions based on information available to our management at the time these statements are made. Such forward-looking statements reflect our current perspective of our business, future performance, existing trends and information as of the date of this filing. These include, but are not limited to, our beliefs about future revenue and expense levels and growth rates, prospects related to our strategic initiatives and business strategies, including the integration of, and synergies associated with, strategic acquisitions, express or implied assumptions about government regulatory action or inaction, anticipated product approvals and launches, business initiatives and product development activities, assessments related to clinical trial results, product performance and competitive environment, and anticipated financial performance. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “intend,” “could,” “would,” “should,” “estimate,” “continue,” or “pursue,” or the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. The statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We caution the reader that these statements are based on certain assumptions, risks and uncertainties, many of which are beyond our control. In addition, certain important factors may affect our actual operating results and could cause such results to differ materially from those expressed or implied by forward-looking statements. We believe the risks and uncertainties discussed under the section entitled “Risks Related to Our Business,” and other risks and uncertainties detailed herein and from time to time in our SEC filings, may cause our actual results to vary materially from those anticipated in any forward-looking statement.

For a more detailed discussion of these and other risk factors, see Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. The forward-looking statements included in this prospectus and any accompanying prospectus supplement and the documents that we incorporate by reference herein and therein are made only as of their respective dates, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances, except as required by law. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

WATSON PHARMACEUTICALS, INC.

Watson is a leading integrated global pharmaceutical company engaged in the development, manufacturing, marketing, sale and distribution of generic and brand pharmaceutical products. We operate in the United States of America, our primary commercial market, and in key international markets including Western Europe, Canada, Australasia, Southeast Asia, Latin America and South Africa. As of June 30, 2012, we marketed approximately 160 generic pharmaceutical product families and approximately 30 brand pharmaceutical product families in the U.S. and a significant number of product families internationally through our Global Generics and Global Brands Segments, respectively, and distributed approximately 9,960 stock-keeping units through our Distribution Segment.

Watson is a Nevada Corporation. Our principal executive offices are located at Morris Corporate Center III, 400 Interpace Parkway, Parsippany, New Jersey 07054. Our main telephone number is (862) 261-7000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See also “Forward-Looking Statements.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratios of earnings to fixed charges for Watson and its consolidated subsidiaries for the periods indicated.

	Six Months Ended June 30,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges	1.3	4.7	6.0	3.7	9.6	11.1	5.3

The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For purposes of calculating the above ratios, “earnings” consist of income from continuing operations before income taxes and fixed charges. “Fixed charges” consist of interest expense (which includes interest on indebtedness and amortization of debt expense) and the portion of rents that Watson believes to be representative of the interest factor.

DESCRIPTION OF SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•	common stock;

•	preferred stock; and

•	debt securities.

We will set forth in the applicable prospectus supplement a description of the common stock, preferred stock and debt securities, which may be offered under this prospectus. Any common stock or preferred stock that we offer may include rights to acquire our common stock or preferred stock under any shareholder rights plan then in effect, if applicable under the terms of any such plan. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and other offering material relating to such offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

VALIDITY OF SECURITIES

The validity of any common stock or preferred stock will be passed upon for us by Greenberg Traurig, LLP, Las Vegas, Nevada, and the validity of any debt securities will be passed upon for us by Latham & Watkins LLP, Costa Mesa, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Specifar Commercial Industrial Pharmaceutical, Chemical and Construction Exploitations Societe Anonyme (“Specifar”) from the audit of internal control over financial reporting as of December 31, 2011, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of Actavis Pharma Holding 4 ehf. and Actavis S.à r.l. as of December 31, 2011 and 2010, and for the years then ended and the combined/consolidated financial statements of Actavis Pharma Holding 4 ehf. and Actavis S.à r.l. as of December 31, 2010 and 2009, and for the years then ended have been incorporated by reference herein in reliance upon the reports of KPMG ehf., independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)
Fees and expenses of the trustee	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Miscellaneous	$(2)

Total	$(2)

(1)	Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.
(2)	These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Nevada

Subsection 1 of Section 78.7502 of the Nevada Revised Statutes (the “Nevada Law”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to Section 78.138 of the Nevada Law or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.138 of the Nevada Law provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Subsection 2 of Section 78.7502 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in accordance with the standards set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (1) and (2) of Section 78.7502, or in the defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit.

Section 78.751 of Nevada Law provides that the articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Additionally, a right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred. Watson’s Articles of Incorporation and Bylaws require Watson to make such payment of expenses in advance upon receipt of such an undertaking and do not contain a statement that indemnification can be eliminated or impaired as to a director or officer by an amendment after the occurrence of the act or omission that is the subject of the action.

Section 78.751 of Nevada Law requires a corporation to obtain a determination that any discretionary indemnification is proper under the circumstances. Such a determination must be made by the corporation’s stockholders; its board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or under certain circumstances by independent legal counsel. Section 78.751 also provides that the indemnification provided for by Section 78.7502 and the advancement of expenses authorized pursuant to Section 78.751 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled except that indemnification unless ordered by a court pursuant to Section 78.7502 may not be made on or behalf of any officer or director if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action for which indemnification is sought. The scope of indemnification under the statute shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to the benefit of their heirs, executors and administrators.

Section 78.752 of Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities and expenses.

Section 78.138(7) of Nevada Law provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Watson’s Articles of Incorporation contain a similar provision.

Watson Pharmaceuticals, Inc. has provided for indemnification to the fullest extent permitted by the provisions of Nevada Law in its Articles of Incorporation and Bylaws. Watson Pharmaceuticals, Inc. also provides liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

Item 16.	Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index hereto and is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, New Jersey, on September 27, 2012.

WATSON PHARMACEUTICALS, INC. a Nevada Corporation

By:	/s/ David A. Buchen, Esq.
David A. Buchen, Esq. Chief Legal Officer – Global

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Paul Bisaro and David Buchen, or either of them, with full power of substitution, his or her true and lawful attorney-in-fact to act for him or her in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do in person, hereby ratifying and confirming all that said attorney-in-fact or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul M. Bisaro Paul M. Bisaro	President, Chief Executive Officer and Director (Principal Executive Officer)	September 27, 2012

/s/ R. Todd Joyce R. Todd Joyce	Chief Financial Officer - Global (Principal Financial Officer and Principal Accounting Officer)	September 27, 2012

/s/ Andrew L. Turner Andrew L. Turner	Chairman of the Board and Director	September 27, 2012

/s/ Christopher W. Bodine Christopher W. Bodine	Director	September 27, 2012

/s/ Michael J. Fedida Michael J. Fedida	Director	September 27, 2012

/s/ Michel J. Feldman Michel J. Feldman	Director	September 27, 2012

Signature	Title	Date

/s/ Albert F. Hummel Albert F. Hummel	Director	September 27, 2012

/s/ Catherine M. Klema Catherine M. Klema	Director	September 27, 2012

/s/ Jack Michelson Jack Michelson	Director	September 27, 2012

/s/ Anthony S. Tabatznik Anthony S. Tabatznik	Director	September 27, 2012

/s/ Ronald R. Taylor Ronald R. Taylor	Director	September 27, 2012

/s/ Fred G. Weiss Fred G. Weiss	Director	September 27, 2012

EXHIBIT INDEX

Exhibit Number		Description

1.1	*	Form of Underwriting Agreement

4.1		Articles of Incorporation of Watson Pharmaceuticals, Inc. and all amendments thereto are incorporated by reference to Exhibit 3.1 to Watson Pharmaceuticals, Inc.’s June 30, 1995 Form 10-Q, Exhibit 3.1(A) to Watson Pharmaceuticals, Inc.’s June 30, 1996 Form 10-Q and Appendix A of Watson Pharmaceuticals, Inc.’s Schedule 14A filed on April 1, 2011

4.2		Watson Pharmaceuticals, Inc.’s Second Amended and Restated Bylaws and all amendments thereto are incorporated by reference to Exhibit 3.1 to Watson Pharmaceuticals, Inc.’s Current Report on Form 8-K filed on March 5, 2009 and Exhibit 5.03 to Watson Pharmaceuticals, Inc.’s Current Report on Form 8-K filed on January 16, 2012

4.3		Indenture between the Company and Wells Fargo Bank, N.A., as trustee, dated as of August 24, 2009 is incorporated by reference to Exhibit 4.1 to Watson Pharmaceuticals, Inc.’s Current Report on Form 8-K filed on August 24, 2009

4.4		Form of Note (included in Exhibit 4.3)

5.1		Opinion of Latham & Watkins LLP

5.2		Opinion of Greenberg Traurig, LLP

12.1		Statement regarding the computation of ratio of earnings to fixed charges

23.1		Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2		Consent of Greenberg Traurig, LLP (included in Exhibit 5.2)

23.3		Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.4		Consent of KPMG ehf., independent auditors

24.1		Powers of Attorney (contained on page II-5)

25.1		Statement of Eligibility of Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association under the Indenture

99.1		Actavis Pharma Holding 4 ehf. and Actavis S.à r.l. - Audited and Unaudited Combined/Consolidated Financial Statements

99.2		Watson Pharmaceuticals, Inc. – Unaudited Pro Forma Combined Financial Information

*	To be filed by amendment or incorporated by reference in connection with any offering of securities.